                                                                     Exhibit 4.2
                                                                  EXECUTION COPY




                               U.S. $1,000,000,000


                                CREDIT AGREEMENT

                            Dated as of May 10, 2000

                                      Among

                            PHELPS DODGE CORPORATION

                                   as Borrower

                                       and

                        THE INITIAL LENDERS NAMED HEREIN

                               as Initial Lenders

                                       and

                            SALOMON SMITH BARNEY INC.

                        as Sole Arranger and Book Manager

                                       and

                     BANK OF TOKYO-MITSUBISHI TRUST COMPANY

                              as Syndication Agent

                                       and

                                 CITIBANK, N.A.

                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                 PAGE
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS
         SECTION 1.01.  Certain Defined Terms ..............................................         1
         SECTION 1.02.  Computation of Time Periods ........................................        13
         SECTION 1.03.  Accounting Terms ...................................................        13

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES
         SECTION 2.01.  The Revolving Credit Advances ......................................        13
         SECTION 2.02.  Making the Revolving Credit Advances ...............................        13
         SECTION 2.03.  The Competitive Bid Advances .......................................        14
         SECTION 2.04.  Fees ...............................................................        17
         SECTION 2.05.  Optional Termination or Reduction of the Commitments ...............        17
         SECTION 2.06.  Repayment of Revolving Credit Advances .............................        17
         SECTION 2.07.  Interest on Revolving Credit Advances ..............................        17
         SECTION 2.08.  Interest Rate Determination ........................................        18
         SECTION 2.09.  Optional Conversion of Revolving Credit Advances ...................        19
         SECTION 2.10.  Prepayments of Revolving Credit Advances ...........................        19
         SECTION 2.11.  Requirements of Law ................................................        20
         SECTION 2.12.  Illegality .........................................................        20
         SECTION 2.13.  Payments and Computations ..........................................        21
         SECTION 2.14.  Taxes ..............................................................        22
         SECTION 2.15.  Sharing of Payments, Etc ...........................................        23
         SECTION 2.16.  Evidence of Debt ...................................................        23
         SECTION 2.17.  Extension of Termination Date ......................................        24

                                   ARTICLE III
                     CONDITIONS TO EFFECTIVENESS AND LENDING
         SECTION 3.01.  Conditions Precedent to Effectiveness of Sections 2.01 and 2.03 ....        26
         SECTION 3.03.  Conditions Precedent to Each Competitive Bid Borrowing .............        27
         SECTION 3.04.  Determinations Under Section 3.01 ..................................        28

                                    ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
         SECTION 4.01.  Representations and Warranties of the Borrower .....................        28

                                    ARTICLE V
                           COVENANTS OF THE BORROWER
         SECTION 5.01.  Affirmative Covenants ..............................................        31
         SECTION 5.02.  Negative Covenants .................................................        34

                                    ARTICLE VI
                               EVENTS OF DEFAULT
         SECTION 6.01.  Events of Default ..................................................        36

                                   ARTICLE VII
                                    THE AGENT
         SECTION 7.01. Authorization and Action ............................................        38

         SECTION 7.02.  Agent's Reliance, Etc ..............................................        38
         SECTION 7.03.  Citibank and Affiliates ............................................        39
         SECTION 7.04.  Lender Credit Decision .............................................        39
         SECTION 7.05.  Indemnification ....................................................        39
         SECTION 7.06.  Successor Agent ....................................................        39
         SECTION 7.07.  Other Agents .......................................................        40

                                  ARTICLE VIII
                                 MISCELLANEOUS
         SECTION 8.01.  Amendments, Etc ....................................................        40
         SECTION 8.02.  Notices, Etc .......................................................        40
         SECTION 8.03.  No Waiver; Remedies ................................................        40
         SECTION 8.04.  Costs and Expenses .................................................        40
         SECTION 8.05.  Right of Set-off ...................................................        41
         SECTION 8.06.  Binding Effect .....................................................        42
         SECTION 8.07.  Assignments and Participations .....................................        42
         SECTION 8.08.  Confidentiality ....................................................        44
         SECTION 8.09.  Governing Law ......................................................        44
         SECTION 8.10.  Execution in Counterparts ..........................................        44
         SECTION 8.11.  Jurisdiction, Etc ..................................................        44
         SECTION 8.12.  Waiver of Jury Trial ...............................................        45

Schedules
---------

Schedule II - Principal Domestic Subsidiaries and other Subsidiaries

Schedule III - Environmental Representation

Schedule IV - Disclosed Litigation

                                CREDIT AGREEMENT

                            Dated as of May 10, 2000


                  PHELPS DODGE CORPORATION, a New York corporation (the "Borrower"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, SALOMON SMITH BARNEY INC., as sole arranger and book manager, BANK OF TOKYO-MITSUBISHI TRUST COMPANY, as syndication agent, and CITIBANK, N.A. ("Citibank"), as administrative agent (the "Agent") for the Lenders (as hereinafter defined), agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

                  "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition,"control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent's Account" means the account of the Agent maintained by the Agent at Citibank at its office at 399 Park Avenue, New York, New York 10043, Account No. 36852248, Attention: Bank Loan Syndications.

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

                  "Applicable Margin" means as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                  Public Debt Rating             Applicable Margin for          Applicable Margin for
                     S&P/Moody's                   Base Rate Advances          Eurodollar Rate Advances
                     -----------                   ------------------          ------------------------
                  Level 1
                   A/A2 or above                        0.000%                         0.160%

                  Level 2
                   A-/A3                                0.000%                         0.240%

                  Level 3
                   BBB+/Baa1                            0.000%                         0.300%

                  Level 4
                   BBB/Baa2                             0.000%                         0.450%

                  Level 5
                  BBB-/Baa3                             0.000%                         0.775%

                  Level 6
                  Lower than Level 5                    0.000%                         0.850%

                  "Applicable Percentage" means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:


                         Public Debt Rating                          Applicable
                             S&P/Moody's                             Percentage
                             -----------                             ----------
                           Level 1
                            A/A2 or above                              0.090%

                           Level 2
                            A-/A3                                      0.110%

                           Level 3
                            BBB+/Baa1                                  0.150%

                           Level 4
                            BBB/Baa2                                   0.175%

                           Level 5
                           BBB-/Baa3                                   0.225%

                           Level 6
                           Lower than Level 5                          0.350%


                  "Applicable Utilization Fee" means, as of any date that the aggregate principal amount of the Advances exceeds 33% of the aggregate Commitments, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

                         Public Debt Rating                          Applicable
                             S&P/Moody's                          Utilization Fee
                             -----------                          ---------------
                           Level 1
                            A/A2 or above                              0.100%

                           Level 2
                            A-/A3                                      0.100%

                           Level 3
                            BBB+/Baa1                                  0.100%

                           Level 4
                            BBB/Baa2                                   0.125%

                           Level 5
                           BBB-/Baa3                                   0.125%

                           Level 6
                           Lower than Level 5                          0.300%


                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

                  "Assuming Lender" has the meaning specified in Section
         2.17(c).

                  "Assumption Agreement" has the meaning specified in Section 2.17(c).

                  "Attributable Debt" means, at any time, the present value, discounted at a rate per annum equal to the weighted average of the interest rates for any Advances outstanding under this Agreement, and if no Advances are outstanding under this Agreement, the Base Rate at such time, compounded quarterly, of the obligation of the lessee for rental payments (not including amounts payable by the lessee for maintenance, property taxes and insurance) during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                          (b) the sum (adjusted to the nearest 1/32 of 1% or,
                  if there is no nearest 1/32 of 1%, to the next higher 1/32 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c) 1/2 of one percent per annum above the Federal
                  Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(i).

                  "Board of Directors" means the Board of Directors of the Borrower, or the Executive Committee of the Board of Directors of the Borrower.

                  "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

                  "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or LIBO Rate Advances, on which dealings are carried on in the London interbank market.

                  "Capital Stock" means any and all shares, interests, participants or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Capitalized Lease" means any Lease of property, real, personal or mixed, in respect of which the present value (or some other computation) of the minimum rental commitment thereunder would, in accordance with GAAP in effect on the date such Lease is executed, be capitalized on a balance sheet of the lessee.

                  "Capitalized Lease Obligation" means at any time, the aggregate amounts which, in accordance with GAAP, are shown as liabilities on the balance sheet of the lessee with respect to the minimum rental commitment under a Capitalized Lease of the lessee.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means as to any Lender (a) the amount set forth opposite such Lender's name on the signature pages hereof, (b) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth in such Assumption Agreement or (c) if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to
         Section 2.05.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Competitive Bid Advance" means an advance by a Lender to the Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance.

                  "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

                  "Competitive Bid Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender.

                  "Competitive Bid Reduction" has the meaning specified in
         Section 2.01.

                  "Confidential Information" means information that the Borrower furnishes to the Agent or any Lender, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Borrower.

                  "Consenting Lender" has the meaning specified in Section 2.17(b).

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means at any date, the excess at such date of total assets over total liabilities of the Borrower and its consolidated subsidiaries determined in accordance with GAAP, on a consolidated basis, excluding, however, from the determination of total assets (i) all intangible assets such as goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expense and other like intangibles, (ii) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant corporation, and (iii) any revaluation or other write-up in book value of assets subsequent to December 31, 1999 except in accordance with GAAP.

                  "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.08 or 2.09.

                  "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.


                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "Effective Date" has the meaning specified in Section 3.01.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other bank or financial institution other than an Affiliate of the Borrower.

                  "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "Environmental Laws" means any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

                  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.


                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/32 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If Telerate Page 3750 (or any successor page) is unavailable, the Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.07(a)(ii).

                  "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances or LIBO Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.01.

                  "Extension Date" has the meaning specified in Section 2.17(b).

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Fixed Rate Advances" has the meaning specified in Section 2.03(a)(i).

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Guarantee" of a Person, at a particular date, means the sum (without duplication) of the following: (a) guarantees or endorsements (other than for purposes of collection in the ordinary course of business) of, or obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of, indebtedness, liabilities or obligations of others, and other contingent liabilities in respect of, or to purchase or otherwise acquire or service, indebtedness, liabilities or obligations of others, provided that any such obligation to purchase goods or services shall be treated as Indebtedness only to the extent that payment thereunder will be required (after giving effect to any provision limiting such payments) if such property or services are not delivered to such Person, and (b) all indebtedness in effect guaranteed by an agreement, contingent or otherwise, to make any loan, advance, capital contribution or other investment in the debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor, but only to the extent of the liability of such Person thereunder.

                  "Hazardous Materials" means (a) petroleum and petroleum products, by products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, ureaformaldehyde and radon gas and (b) any other chemicals, materials, substances or wastes designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "Indebtedness" of a Person, at a particular date, means the sum (without duplication) of the following: (a) all items of indebtedness which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at such date, (b) indebtedness for the repayment of borrowed money secured by any Mortgage existing on a Principal Property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed, (c) Guarantees,
         (d) Capitalized Lease Obligations and (e) Production Payments, provided, however, that the term "Indebtedness" shall not include liabilities in respect of advance payments made under contracts for the sale of goods and/or services, or lease obligations other than Capitalized Lease Obligations, or guarantees of any such liabilities or lease obligations.

                  "Indebtedness for Money Borrowed" of a Person, at a particular date, means the sum (without duplication) of the following (a) all Indebtedness, whether or not represented by bonds, debentures, notes, commercial paper or other securities, for the repayment of borrowed money, (b) all deferred obligations for the payment of the purchase price of property or assets purchased and secured by a purchase money mortgage, conditional sale agreement, security agreement or any title retention agreement, (c) Indebtedness of the character described in clauses (b) and (c) of the definition of "Indebtedness" if such Indebtedness relates to Indebtedness for Money Borrowed of others, (d) Capitalized Lease Obligations and (e) Production Payments.

                  "Information Memorandum" means the information memorandum dated April 2000 used by the Agent in connection with the syndication of the Commitments.

                  "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent" means pertaining to a condition of Insolvency.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurodollar Rate Advance or LIBO Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months or if available by all Lenders, nine or twelve months, as the Borrower may, upon notice received by the Agent not later than 2:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that

                           (i) the Borrower may not select any Interest Period
                  that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for
                  Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lease" or "lease" means any lease or other similar arrangement for the use of property and "lessee" thereunder shall include any lessee or user thereunder.

                  "Lenders" means the Initial Lenders, each Assuming Lender that shall become a party hereto pursuant to Section 2.17 and each Person that shall become a party hereto pursuant to Section 8.07.

                  "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward to the nearest whole multiple of 1/32 of 1% per annum) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/32 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. If the Telerate Page 3750 (or any successor page) is unavailable, the LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  "LIBO Rate Advances" means a Competitive Bid Advance bearing interest based on the LIBO Rate.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents" means this Agreement and the Notes.

                  "Material Adverse Change" means a material adverse change in the financial condition of the Borrower and its Consolidated Subsidiaries taken as a whole from that reflected in the Borrower's consolidated balance sheet as at December 31, 1999 referred to in
         Section 4.01(a).

                  "Mortgage" means any mortgage, pledge, lien or other security interest.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Consenting Lender" has the meaning specified in Section 2.17(b).

                  "Note" means a Revolving Credit Note or a Competitive Bid
         Note.

                  "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Domestic Subsidiary" means each of the Subsidiaries designated as a "Principal Domestic Subsidiary" on Schedule II attached hereto.

                  "Principal Property" means (a) any mineral property, located within the United States of America or its territories or possessions, of the Borrower or any Principal Domestic Subsidiary which is in production, under development or included in estimates of reserves published by the Borrower, (b) any concentrator, smelter, refinery, rod mill, metal fabricating plant or similar processing or manufacturing facility, located within the United States of America or its territories or possessions, of the Borrower or any Principal Domestic Subsidiary, or (c) any Capital Stock of, or any Indebtedness for Money Borrowed owing to the Borrower or any other Principal Domestic Subsidiary of, any Principal Domestic Subsidiary which owns any Principal Property; provided, that Principal Property shall in any event not include any property, facility or Principal Domestic Subsidiary determined by the Board of Directors not to be of material importance to the operations of the Borrower and the Principal Domestic Subsidiaries taken as a whole.

                  "Production Payment" means any arrangement providing for the sale, transfer or other disposition of (a) minerals (including coal and hydrocarbons) until the transferee thereof shall realize therefrom a specified amount of money (however determined) or a specified amount of such minerals (however determined) or (b) any interest in minerals (including coal and hydrocarbons) of the character commonly referred to as a "production payment."

                  "Public Debt Rating" means, as of any date, the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 6 under the definition of "Applicable Margin", "Applicable Percentage" or "Applicable Utilization Fee", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be based upon the higher rating except if the lower of such ratings is more than one level below the higher of such ratings, the Applicable Margin, the Applicable Percentage and the Applicable Utilization Fee shall be set at the level that is one level above the lower of such ratings; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "Reference Banks" means Citibank, Bank of Tokyo-Mitsubishi Trust Company and Morgan Guaranty Trust Company of New York.

                  "Register" has the meaning specified in Section 8.07(d).

                  "Reorganization" means with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg. SS2615.

                  "Required Lenders" means at any time Lenders owed at least a majority in interest of the then aggregate unpaid principal amount of the Revolving Credit Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments or, if no Revolving Credit Advances are outstanding and the Commitments have been terminated, Lenders having at least a majority in interest of the Competitive Bid Advances, if any, then outstanding.

                  "Requirement of Law" as to any Person, means any applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer" means the chief executive officer, the president or any vice-president of the Borrower or, with respect to financial matters, the chief financial officer, any vice-president with responsibility primarily for accounting or financial matters, the treasurer or the controller of the Borrower.

                  "Revolving Credit Advance" means an advance by a Lender to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Lender, delivered pursuant to a request made under Section 2.16 in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

                  "Sale and Lease-Back Transactions" means any arrangement with any Person providing for the leasing by the Borrower or a Principal Domestic Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), title to which property has been or is to be sold or transferred by the Borrower or such Principal Domestic Subsidiary to such Person, except for arrangements with any Governmental Authority of the United States of America or any of its territories or possessions entered into for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such arrangement.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subsidiary" of any Person means a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Termination Date" means the earlier of (a) May 10, 2005, subject to the extension thereof pursuant to Section 2.17 and (b) the date of termination in whole of the Commitments pursuant to Section
         2.05 or 6.01; provided, however, that the Termination Date of any Lender that is a Non-Consenting Lender to any requested extension pursuant to Section 2.17 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

                  "Total Capitalization" means, at any date, the sum of Consolidated Tangible Net Worth at such date and Indebtedness for Money Borrowed of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP, on a consolidated basis, at such date.

                  "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(a).


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.10 and reborrow under this Section 2.01.

                  SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving Credit Borrowing shall be made on notice, given not later than (x) 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances or (y) 11:00 A.M. (New York City time) on the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing,
(ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Revolving Credit Borrowing make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or
2.12 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than ten separate Revolving Credit Borrowings.

                  (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense actually incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and
(ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

                  SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that the Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

                  (i) The Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (v) date of such proposed Competitive Bid Borrowing, (w) aggregate amount of such proposed Competitive Bid Borrowing, (x) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring 7 days after the date of such Competitive Bid Borrowing or later than the Termination Date), (y) interest payment date or dates relating thereto, and (z) other terms (if any) to be applicable to such Competitive Bid Borrowing, not later than 2:00 P.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing being referred to herein as "Fixed Rate Advances") and (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be LIBO Rate Advances. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower. The Agent shall in turn promptly notify each

         Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts of such proposed Competitive Bid may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent before 10:00 A.M. (New York City time), and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall be deemed a refusal by such Lender to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

                  (iii) The Borrower shall, in turn, (A) before 11:00 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances and (B) before 2:00 P.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, either:

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect. The Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the largest amount that each such Lender offered at such interest rate.

                  (iv) If the Borrower notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the location specified by the Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

                  (vi) If the Borrower notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iii)(y) above, such notice of acceptance shall be irrevocable and binding on the Borrower. The Borrower shall indemnify each Lender against any loss, cost or expense actually incurred by such Lender as a result of any failure to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

                  (b) Each Competitive Bid Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this
Section 2.03, the Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this
Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

                  (d) The Borrower shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

                  (e) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance specified by the Lender making such

Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under
Section 6.01(a), the Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender that is not paid when due, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such Competitive Bid Advance unless otherwise agreed in such Competitive Bid Note.

                  (f) The indebtedness of the Borrower resulting from each Competitive Bid Advance made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

         SECTION 2.04. Fees. (a) Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2000, and on the Termination Date.

                  (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

                  SECTION 2.05. Optional Termination or Reduction of the Commitments. The Borrower shall have the right, upon at least one Business Day's notice to the Agent, to permanently terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the aggregate principal amount of the Competitive Bid Advances then outstanding.


                  SECTION 2.06. Repayment of Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  SECTION 2.07. Interest on Revolving Credit Advances. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus
         (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time plus (z) the Applicable Utilization Fee, if any, in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest

         Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing to each Lender that is not paid when due, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.

                  SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurodollar Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).

                  (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, be Converted into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  (f) If Telerate Page 3750 is unavailable and fewer than two Reference Banks furnish timely information to the Agent for determining the Eurodollar Rate or LIBO Rate for any Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (i) the Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances or LIBO Rate Advances, as the case may be,

                  (ii) with respect to Eurodollar Rate Advances, each such Advance will automatically, on the last day of the then existing Interest Period therefor, be prepaid by the Borrower or be automatically Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make Eurodollar Rate Advances or LIBO Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                   SECTION 2.09. Optional Conversion of Revolving Credit Advances. The Borrower may on any Business Day, upon notice given to the Agent not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.08 and 2.12, Convert all Revolving Credit Advances of one Type comprising the same Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b) and no Conversion of any Revolving Credit Advances shall result in more separate Revolving Credit Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Revolving Credit Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  SECTION 2.10. Prepayments of Revolving Credit Advances. The Borrower may, upon notice at least two Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and not later than 2:00 P.M. (New York City time) on the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  SECTION 2.11. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Eurodollar Rate Advance made by it, or change the basis of taxation of payments to such Lender of principal, interest, fees or any other amount payable in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in taxes imposed on or measured by the overall net income of such Lender or its lending office for such Advance);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition (except for any condition covered by clauses (i) or (ii) above and not specifically excluded from the coverage of such clauses by the terms thereof);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Advances or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower in writing, through the Agent, of the event by reason of which it has become so entitled; provided, that the Borrower shall not be required to compensate a Lender for costs in respect of any period beginning before the date which is 120 days prior to the date on which the Borrower receives notice that such costs have been imposed, or if such costs have been imposed retroactively, the period beginning on such earlier date on which such costs shall have become effective (excluding, however, any portion of such period which is after the date of adoption of or change in the relevant Requirement of Law and more than 120 days prior to the date on which the Borrower had received notice that such costs had been imposed). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error.

                      (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                      SECTION 2.12. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Advances as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Rate Advances, continue Eurodollar Rate Advances as such and convert Base Rate Advances to Eurodollar Rate Advances shall forthwith be canceled and (b) such Lender's Revolving Credit Advances then outstanding as Eurodollar Rate Advances, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Interest Periods with respect to such Revolving Credit Advances or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Advance occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 8.04(c).

                      SECTION 2.13. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 2:00 P.M. (New York City time) on the day when due to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Termination Date pursuant to Section 2.17, and upon the Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the LIBO Rate or the Federal Funds Rate or in respect of Fixed Rate Advances and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.14. Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority ("Taxes"), excluding (i) Taxes imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) Taxes imposed by the United States on any Lender other than as a result of a Change in Law relating to such Lender (any such non-excluded Taxes, "Non-Excluded Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, (A) the Borrower or the Agent shall withhold and deduct any such Taxes from such amounts, (B) the Borrower or the Agent shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of Taxes so withheld or deducted, (C) the Borrower or the Agent shall reasonably promptly send to the Agent or such Lender a certified copy of an original official receipt received by the Borrower (or other documentation reasonably acceptable to the Agent or such Lender) showing payment thereof, and
(D) if such Taxes are Non-Excluded Taxes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required documentary evidence set forth in clause (C) above, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (i) on or prior to the date such Lender becomes a Lender hereunder deliver to the Borrower and the Agent two duly completed and accurate copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be;

                  (ii) deliver to the Borrower and the Agent two further duly completed and accurate copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall make the certifications set forth in Form W-8BEN or W-8ECI, as the case may be, in order to establish that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax. As provided in subsection 8.07, each Person that shall become a Lender pursuant to Section 8.07 and that is not incorporated under the laws of the United States of America or any state thereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection. In addition, each Lender shall, upon the written request of the Borrower, provide the Borrower with such other forms, certificates or documentation as may be reasonably necessary to claim any exemption from, or reduced rate of, Taxes for which the Borrower is liable under this Section 2.14; provided that such action shall not cause the imposition on such Lender of any material additional costs or legal, regulatory or administrative burdens. If an event occurs after the date on which any form, certificate or documentation is submitted by a Lender that renders such item or the information set forth therein incorrect, such Lender shall promptly notify the Borrower and the Agent in writing of such incorrectness.

                  (c) For purposes of this Section 2.14, "Change in Law" shall mean, with respect to any Lender, a change in the Code, the Treasury Regulations thereunder or any official interpretation thereof (or any officially proposed changes in the interpretation thereof) or an amendment or revocation of an applicable United States income tax treaty after the date such Lender acquired its Notes.

                  SECTION 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.16. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Revolving Credit Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Revolving Credit Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender.

                  (b)      The Register maintained by the Agent pursuant to
Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.17. Extension of Termination Date. (a) At least 45 days but not more than 60 days prior to any anniversary of the Effective Date, the Borrower, by written notice to the Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days prior to such anniversary date (and not later than 20 days prior to such anniversary date), notify the Borrower and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Borrower in writing of its consent to any such request for extension of the Termination Date at least 15 days prior to such anniversary date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify the Borrower not later than 15 days prior to such anniversary date of the decision of the Lenders regarding the Borrower's request for an extension of the Termination Date.

                  (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable anniversary date (the "Extension Date"), be extended for one year; provided that on each Extension Date the applicable conditions set forth in Article III shall be satisfied. If less than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.17, the Termination Date in effect at such time shall, effective as at the applicable Extension Date and subject to subsection (d) of this Section 2.17, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended as to any other Lender (each a "Non-Consenting Lender"). To the extent that the Termination Date is not extended as to any Lender pursuant to this Section 2.17 and the Commitment of such Lender is not assumed in accordance with subsection
(c) of this Section 2.17 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that such Non-Consenting Lender's rights under Sections 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Termination Date.

                  (c) If less than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.17, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Termination Date of the amount of the Non-Consenting Lenders' Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between the Borrower and the Agent. If after giving effect to the assignments of Commitments described above there remains any Commitments of Non-Consenting Lenders, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each, an "Assuming Lender") to assume, effective as of the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of such substitution shall in no event be less than $25,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $25,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.07(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.11,
2.14 and 8.04, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Agent agreement (an "Assumption Agreement"), duly executed by such Assuming Lender, such Non-Consenting Lender, the Borrower and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.17 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses
(i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If (after giving effect to any assignments or assumptions pursuant to subsection (c) of this Section 2.17) all of the Lenders having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) as promptly as practicable, and in any event not later than one Business Day prior to such Extension Date, the Agent shall so notify the Borrower, and, subject to the satisfaction to the applicable conditions in
Article III, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) of this Section 2.17, and all references in this Agreement, and in the Notes, if any, to the "Termination Date" shall, with respect to each Consenting Lender and each Assuming Lender for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.


                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

                  (a) There shall have occurred no Material Adverse Change since December 31, 1999.

                  (b) Except as set forth on Schedule IV, there shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to result in a Material Adverse Change.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have reasonably requested.

                  (d) All governmental and material third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the reasonable fees and expenses of a single firm of counsel to the Agent) to the extent invoiced to the Borrower at least one Business Day prior to the Effective Date.

                  (g) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                           (i) The representations and warranties contained in Section 4.01 are correct on and as of the Effective Date, and

                           (ii) No event has occurred and is continuing that constitutes a Default.

                  (h) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

                           (i) The Revolving Credit Notes to the order of the Lenders to the extent requested by any Lender pursuant to
                  Section 2.16.

                           (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (iv) Favorable opinions of (A) Assistant General Counsel and Assistant Secretary to the Borrower substantially in the form of Exhibit E-1 hereto and (B) Debevoise and Plimpton, counsel to the Borrower, substantially in the form of Exhibit E-2 hereto, and as to such other matters as any Lender through the Agent may reasonably request.

                           (v) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

                  (i) The Borrower shall have terminated the commitments of the lenders and repaid or prepaid all of the Indebtedness under, the Second Amended and Restated Credit Agreement dated as of June 25, 1997 among the Borrower, the lenders parties thereto and The Chase Manhattan Bank, as administrative agent.

                  SECTION 3.02. Conditions Precedent to Each Revolving Credit Borrowing and Extension Date. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing and each extension of Commitments pursuant to Section 2.17 shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing or the applicable

Extension Date (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing, request for Commitment Extension and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or such Extension Date such statements are true):

                  (i)      the representations and warranties contained in
         Section 4.01 (except, in the case of Revolving Credit Borrowings, the representations set forth in subsection (b) or (f)(ii) thereof) are correct on and as of such date, before and after giving effect to such Revolving Credit Borrowing or such Extension Date and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing, such Extension Date or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Competitive Bid Borrowing such statements are true):

                  (a)      the representations and warranties contained in
         Section 4.01 (except, in the case of Revolving Credit Borrowings, the representations set forth in subsection (b) or (f)(ii) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date and

                  (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Financial Condition. The consolidated balance sheet of the Borrower and its consolidated subsidiaries as at December 31, 1999 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by PricewaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

                  (b) No Change. No event or circumstance since December 31, 1999 has occurred or is existing which has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.

                  (c) Corporate Existence. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified would not reasonably be expected to result in a Material Adverse Change.

                  (d) Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the Borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder or the transactions contemplated hereby or with the execution, delivery, performance, validity or enforceability of the Loan Documents except such as have been obtained or made and are in full force and effect. This Agreement has been, and each Note will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate the certificate of incorporation, charter or by-laws of the Borrower or any Requirement of Law or Contractual Obligation of the Borrower or of any of its Principal Domestic Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any provision of its certificate of incorporation, charter or by-laws or any such Requirement of Law or Contractual Obligation.

                  (f) No Material Litigation. No litigation, investigation or proceeding (including any Environmental Action) of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Principal Domestic Subsidiaries or against any of its or their respective properties or revenues
(i) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) except as set forth on Schedule IV, which after giving effect to the reasonably projected outcome or effect thereof, will result in a Material Adverse Change.

                  (g) No Default. Neither the Borrower nor any of its Principal Domestic Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which has resulted in or, after giving effect to the reasonably projected outcome or effect thereof, will result in, a Material Adverse Change. No Default has occurred and is continuing.

                  (h) Ownership of Property; Liens. Each of the Borrower and its Principal Domestic Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 5.02(b) except to the extent that the absence of such title or leasehold interest has not resulted in, and after giving effect to the reasonably projected outcome or effect thereof, will not result in, a Material Adverse Change.

                  (i) Compliance with Law. The Borrower and each of its Principal Domestic Subsidiaries is in compliance with all Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith has not resulted in, and, after giving effect to the reasonably projected outcome or effect thereof, will not result in, a Material Adverse Change.

                  (j) Taxes. Each of the Borrower and its Principal Domestic Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Principal Domestic Subsidiaries, as the case may be) and, to the knowledge of the Borrower, no tax Lien (other than a Lien for taxes that are not yet due and payable) has been filed, with respect to any such tax, fee or other charge which, in any case, has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.

                  (k) Federal Regulations. The Borrower is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect and no proceeds of an Advance have been or will be used for any purpose which violates the provisions of the Regulations of such Board of Governors. At no time would the obligations of the Borrower hereunder or under the Notes be directly or "indirectly secured" by assets of the Borrower and its consolidated Subsidiaries that are "margin stock" (pursuant to, and as such captioned terms are defined in, Section 221.2(g) of Regulation U), provided that in any event not more than 25% of the value of the assets of the Borrower and its consolidated Subsidiaries subject to such arrangements shall be represented by such margin stock. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  (l) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) nor any other event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted in or, after giving effect to the reasonably projected outcome or effect thereof, will result in, a Material Adverse Change.

                  (m) Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness of the type being incurred by it pursuant to this Agreement.

                  (n) Subsidiaries. Set forth in Schedule II is a complete and accurate list showing all Subsidiaries (other than inactive Subsidiaries) existing as of the date of this Agreement, designating certain Subsidiaries as Principal Domestic Subsidiaries and showing the jurisdiction of incorporation of each Principal Domestic Subsidiary and the percentage of the outstanding shares of Capital Stock of such Subsidiaries owned (directly or indirectly) by the Borrower or any Subsidiary. All of the outstanding Capital Stock of each Principal Domestic Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of the Principal Domestic Subsidiaries free and clear of all Liens. Each Principal Domestic Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (o) Purpose of Advances. The proceeds of the Advances shall be used by the Borrower for its general corporate purposes, including, without limitation, working capital and acquisitions.

                  (p) Environmental Matters. Except as disclosed in the Borrower's Annual Report on Form 10-K for fiscal year 1999, to the best knowledge of the Borrower, the Borrower and each Principal Domestic Subsidiary has complied with all applicable Environmental Laws, except for failures to comply which have not resulted in, and after giving effect to the reasonably projected outcome or effect thereof will not result in, a Material Adverse Change. Except as disclosed in the Borrower's Annual Report on Form 10-K for fiscal year 1999 or on Schedule III, to the best knowledge of the Borrower, there are no events, conditions or circumstances involving the Borrower, any of its Principal Domestic Subsidiaries or any Subsidiaries of such Principal Domestic Subsidiaries with respect to management of any Hazardous Materials, environmental pollution or contamination or employee health or safety which have resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.

                  (q) Information. All written information provided by the Borrower to the Agent or any Lender in connection with this Agreement or the Loan Documents and the transactions contemplated hereby and thereby, at the date hereof or (if provided after the date hereof) at the date it was provided (i) in the case of any factual matter (excluding any such information referred to in paragraph (ii)), is true and accurate in all material respects and (ii) in the case of financial and business projections, budgets, pro forma data and forecasts (all of the foregoing being, together, "Projections"), contained therein, were prepared in good faith and on reasonable grounds (it being understood by the parties hereto that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and that no assurance can be given (without limiting any other provision of this Agreement or the Loan Documents) that any such Projections will be realized).

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a)      Financial Statements. Furnish to each Lender:

                           (i) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

                           (ii) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

         all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  (b)      Certificates; Other Information. Furnish to each
Lender:

                           (i) concurrently with the delivery of the financial statements referred to in Section 5.01(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default (including calculations demonstrating compliance with Section 5.02), except as specified in such certificate;

                           (ii) concurrently with the delivery of the financial statements referred to in Sections 5.01(a)(i) and (ii), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it (including calculations demonstrating compliance with Section 5.02), and that such Officer has obtained no knowledge of any Default except as specified in such certificate;

                           (iii) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and periodic financial reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                           (iv) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  (c) Payment of Taxes and Other Obligations. Pay, discharge or otherwise satisfy, in all material respects, and cause its Principal Domestic Subsidiaries to pay, discharge or otherwise satisfy, in all material respects (i) all material taxes, assessments and governmental changes or levies imposed on its property when due by it and (ii) at or before maturity or otherwise in accordance with reasonable business practices, all its material obligations of whatever nature; provided, that the Borrower or its Principal Domestic Subsidiaries, as the case may be, may contest its obligations in good faith by appropriate proceedings if it maintains reserves in conformity with GAAP with respect thereto.

                  (d) Conduct of Business and Maintenance of Existence. Continue to engage in businesses of the same general types as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except that nothing in this Section 5.01(d) shall prevent (i) the Borrower from discontinuing any business if such discontinuance is, in the opinion of its Board of Directors, in the best interests of the Borrower and is not disadvantageous in any material respect to any Lender or the holder of any Note or (ii) the abandonment, modification or termination of rights, privileges and franchises of the Borrower, if such abandonment, modification or termination is, in the opinion of the Board of Directors, in the best interests of the Borrower and is not disadvantageous in any material respect to any Lender or the holder of any Note.

                  (e) Compliance With Laws, etc. Use commercially reasonable efforts to comply, and to cause each Principal Domestic Subsidiary to comply, in all material respects with all Requirements of Law and Contractual Obligations except to the extent that failure to so comply would not, in the reasonable judgment of the Borrower, be expected to result in a Material Adverse Change, provided, however, that neither the Borrower nor any Principal Domestic Subsidiary shall be required to comply with any Requirements of Law or Contractual Obligations if the applicability or validity thereof shall currently be contested in good faith by appropriate proceedings.

                  (f) Maintenance of Property; Insurance. Keep all Principal Properties in good working order and condition except that nothing in this Section 5.01(f) shall prevent the Borrower or any of its Principal Domestic Subsidiaries from discontinuing the operation and maintenance of any of its Principal Properties if such discontinuance is, in the opinion of the Board of Directors of the Borrower, in the best interest of the Borrower and is not disadvantageous in any material respect to any Lender or the holder of any Note; maintain, and cause each Principal Domestic Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all its property of a character usually insured by companies similarly situated and operating like properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. The Borrower and any Principal Domestic Subsidiary may self-insure (which term shall include insurance by an affiliated insurance company) against any of the risks required to be insured against pursuant to this Section 5.01(f) so long as such self-insurance is not excessive in the light of self-insurance by companies similarly situated and operating like properties, provided, in the case of any insurance required by law, that such risk is permitted to be self-insured under applicable law and such self-insurance complies with applicable law.

                  (g) Inspection of Property; Books and Records; Discussions. Keep, and cause each Principal Domestic Subsidiary to keep, proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause any Principal Domestic Subsidiary to permit, representatives of any Lender, at such Lender's own expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and, after reasonable notice to the Borrower, to discuss the business, operations, properties and financial and other condition of the Borrower and its Principal Domestic Subsidiaries with officers and employees of the Borrower and its Principal Domestic Subsidiaries and with its independent certified public accountants.

                  (h) Notices. Promptly give notice to the Agent and each Lender of:

                           (i)      the occurrence of any Default;

                           (ii) any (A) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (B) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, unless in either case, the Borrower has determined that such event has not resulted in, or after giving effect to the reasonably projected outcome or effect thereof will not result in, a Material Adverse Change; and

                           (iii) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (A) the occurrence or reasonably expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (B) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan which with respect to the events in clause (A) or (B), individually or in the aggregate, could reasonably be expected to involve an amount of $15,000,000 or more.

                  Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a)      Financial Condition Covenants.

                           (i) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $1,500,000,000.

                           (ii) Indebtedness for Money Borrowed to Total Capitalization. Permit the ratio of Indebtedness for Money Borrowed of the Borrower and its consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) to Total Capitalization at any time to be greater than 0.6:1.

                  (b)      Limitation on Mortgages, Sale and Leaseback, etc.

                           (i) The Borrower will not, nor will it permit any Principal Domestic Subsidiary to, (i) issue, assume or guarantee any Indebtedness for Money Borrowed, if such Indebtedness for Money Borrowed is secured by a Lien upon, or
                  (ii) directly or indirectly secure any outstanding Indebtedness for Money Borrowed by a mortgage upon, any Principal Property now owned or hereinafter acquired; provided, however, that the foregoing restriction shall not apply to the following:

                                    (A)      Mortgages on any Principal Property
                           acquired, constructed or improved by the Borrower or any Principal Domestic Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 90 days after, such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or, in addition to Mortgages contemplated by clause (ii) below, Mortgages on any Principal Property existing at the time of acquisition thereof, provided, that in the case of any such acquisition, construction or improvement the Mortgage shall not apply to any property theretofore owned by the Borrower or any Principal Domestic Subsidiary, other than in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

                                    (B)      Mortgages on any Principal Property
                           owned by a corporation which is merged with or into, or otherwise acquired by, the Borrower or a Principal Domestic Subsidiary;

                                    (C)      Mortgages to secure Indebtedness
                           for Money Borrowed of a Principal Domestic Subsidiary to the Borrower or to another Principal Domestic Subsidiary;

                                    (D)      any extension, renewal or
                           replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (iii), inclusive; provided, however, that the principal amount of Indebtedness for Money Borrowed secured thereby shall not exceed the principal amount of Indebtedness for Money Borrowed so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property); and

                                    (E)      the issuance, assumption or
                           guarantee of secured Indebtedness for Money Borrowed which would otherwise be subject to the foregoing restrictions of this subsection 5.02(b) in an aggregate amount which, together with all other such Indebtedness for Money Borrowed of the Borrower and its Principal Domestic Subsidiaries and the Attributable Debt in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions permitted because the Borrower would be entitled to incur Indebtedness for Money Borrowed secured by a mortgage on the property to be leased pursuant to the provisions of this Section 5.02(b) and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with the limitations on Sale and Lease-Back Transactions set forth in Section 5.02(b)(ii) below) does not at the time exceed 10% of Consolidated Tangible Net Worth.

                  For the purposes of this Section 5.02(b), the following types of transactions, among others, shall not be deemed to create Indebtedness for Money Borrowed secured by a mortgage:

                                    (A)      Production Payments; and

                                    (B)      Mortgages in favor of the United
                           States of America, any of its territories or possessions, or any State thereof, or any department, agency, instrumentality or political subdivision of any thereof, or any department, agency or instrumentality of any such political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Mortgages.

                           (ii) The Borrower will not, nor will it permit any Principal Domestic Subsidiary to, enter into any Sale and Lease-Back Transaction, unless the proceeds of such sale or transfer are at least equal to the fair value (as determined by the Board of Directors) of such property and either (A) the Borrower or such Principal Domestic Subsidiary would be entitled to incur Indebtedness for Borrowed Money secured by a mortgage on the property to be leased pursuant to this Section 5.02(b) or (B) the Borrower shall, and in any such case the Borrower covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors) of the property so leased to the retirement (other than any mandatory retirement), within 90 days of the effective date of any such Sale and Lease-Back Transaction, of Indebtedness for Money Borrowed of the Borrower or such Principal Domestic Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Indebtedness for Money Borrowed and which ranks prior to or on a parity with the Advances; provided, however that the Borrower or any Principal Domestic Subsidiary may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions of this Section 5.02(b)(iii) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transactions for such transaction, together with all secured Indebtedness for Money Borrowed of the Borrower and its Principal Domestic Subsidiaries and all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because the Borrower would be entitled to incur Indebtedness for Money Borrowed secured by a Lien on the property to be leased and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with the clause (B) of this subsection), does not at the time exceed 10% of Consolidated Tangible Net Worth.

                  (c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or thereafter acquired) of the Borrower and its Subsidiaries, taken as a whole, to, any Person, or permit any of its Subsidiaries to do so, except that
(i) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of substantially all of its assets to, one or more other Subsidiaries of the Borrower, and any Subsidiary of the Borrower may merge into or dispose of substantially all or substantially all of its assets to the Borrower and one or more other Subsidiaries, (ii) the Borrower may merge with any other Person so long as the Borrower is the surviving corporation and (iii) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of all or substantially all of its assets to, any Person so long as such merger or disposition does not (whether in one transaction or in a series of transactions) constitute a disposition of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, provided, that, in the case of any merger or consolidation in accordance with clause (i) above in which a Principal Domestic Subsidiary merges or consolidates with any Subsidiary (other than another Principal Domestic Subsidiary) of the Borrower, such Principal Domestic Subsidiary is the surviving corporation, and provided, further, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any principal of any Advance when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Advance, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

         (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

         (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.02 (a) through (c) or (unless such default is capable of remedy and is remedied to the reasonable satisfaction of the Required Lenders with 30 days of such default) Section 5.02(d); or

         (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof has been given to the Borrower in accordance with this Agreement; or

         (e) The Borrower or any of its Principal Domestic Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness for Money Borrowed (other than the Advances), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness for Money Borrowed was created (except for any such payments on account of Indebtedness for Money Borrowed in an aggregate amount at any one time of up to $20,000,000); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Money Borrowed (except for any such Indebtedness in an aggregate principal amount at any one time of up to $20,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to become due prior to its stated maturity; or

         (f) (i) The Borrower or any of its Principal Domestic Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Principal Domestic Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Principal Domestic Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Principal Domestic Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Principal Domestic Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Principal Domestic Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Principal Domestic Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

         (i) This Agreement or any of the Notes shall, at any time while any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation under this Agreement or any of the Notes; or

         (j) (i) any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
1934) shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Borrower; or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12 month period were directors of the Borrower shall cease for any reason (other than death or disability) to constitute a majority of the Board of Directors of the Borrower (except to the extent that individuals who at the beginning of such 12 month period were replaced by individuals (x) elected by the remaining Board of Directors of the Borrower, or (y) nominated for election by the remaining members of the Board of Directors of the Borrower and thereafter elected as directors by shareholders of the Borrower), or (iii) any Person or group (as so defined) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in a Change of Control under clause (i) or (ii) above;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                   ARTICLE VII

                                    THE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the Lender that made any Advance as the holder of the Indebtedness resulting therefrom until the Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.17 or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Revolving Credit Advances then owed to each of them (or if no Revolving Credit Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.

                  SECTION 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  SECTION 7.07. Other Agents. Each Lender hereby acknowledges that neither the documentation agent nor any other Lender designated as any "Agent" (other than Citibank, as Agent) on the signature pages hereof has any liability hereunder other than in its capacity as a Lender.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this
Section 8.01; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

                  SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 2600 North Central Avenue, Phoenix, Arizona 85004-3014 , Attention: Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to
Article II, III or VII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this

Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including out-of-pocket printing, distribution and bank meetings), transportation, computer and duplication expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                  (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances or (ii) the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim for special, indirect, consequential or punitive damages against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to
Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it shall actually incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07. Assignments and Participations. (a) Each Lender may with the consent of the Borrower and the Agent (which consent shall not be unreasonably withheld or delayed) and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.11 or 2.14 and only so long as no Default has occurred and is continuing) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes), (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $25,000,000 or an integral multiple of $5,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit

Note subject to such assignment and a processing and recordation fee of $3,500 payable by the parties to each such assignment, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, and (vii) any Lender may, without the approval of the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates or any other Lender or its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Section 2.11, 2.14 and 8.04 to the extent any claim thereunder relates to an event arising prior such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

                  (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assumption Agreement and each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Each Lender may sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Borrower received by it from such Lender.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of the Borrower, other than (a) to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and having jurisdiction over such Lender.

                  SECTION 8.09. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement..

                  SECTION 8.11. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to the Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   PHELPS DODGE CORPORATION


                                   By
                                     -------------------------------------------
                                     Title:


                                   CITIBANK, N.A.,
                                     as Agent


                                   By
                                     -------------------------------------------
                                     Title:


                                 Initial Lenders

Commitment

$160,000,000                       CITIBANK, N.A.


                                   By
                                     -------------------------------------------
                                     Title:


$125,000,000                       BANK OF TOKYO-MITSUBISHI
                                   TRUST COMPANY


                                   By
                                     -------------------------------------------
                                     Title:

$85,000,000                        BANK OF AMERICA, N.A.


                                   By
                                     -------------------------------------------
                                     Title:


$85,000,000                        MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                   By
                                     -------------------------------------------
                                     Title:


$85,000,000                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                   By
                                     -------------------------------------------
                                     Title:


$85,000,000                        WACHOVIA BANK, N.A.


                                   By
                                     -------------------------------------------
                                     Title:


$85,000,000                        WELLS FARGO BANK, NATIONAL
                                   ASSOCIATION


                                   By
                                     -------------------------------------------
                                     Title:


$60,000,000                        THE BANK OF NOVA SCOTIA


                                   By
                                     -------------------------------------------
                                     Title:

$60,000,000                        CIBC INC.


                                   By
                                     -------------------------------------------
                                     Title:


$60,000,000                        FIRST UNION NATIONAL BANK


                                   By
                                     -------------------------------------------
                                     Title:


$60,000,000                        WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE, NEW YORK BRANCH


                                   By
                                     -------------------------------------------
                                     Title:


$50,000,000                        THE NORTHERN TRUST COMPANY


                                   By
                                     -------------------------------------------
                                     Title:

$1,000,000,000        Total of the Commitments

                                   SCHEDULE II

                          BORROWER AND ITS SUBSIDIARIES


                         PRINCIPAL DOMESTIC SUBSIDIARIES

                                                   PERCENTAGE OF VOTING STOCK
                                                    HELD BY BORROWER AND ITS           JURISDICTION OF
                     NAME                             ASSOCIATED COMPANIES              INCORPORATION

Climax Molybdenum Company                                     100%                        Delaware
Columbian Chemicals Company                                   100%                        Delaware
Phelps Dodge Chino, Inc.                                      100%                        Delaware
Phelps Dodge Industries, Inc.                                 100%                        Delaware
Phelps Dodge Miami, Inc.                                      100%                        Delaware
Phelps Dodge Morenci, Inc.                                    100%                        Delaware
Phelps Dodge Refining Corporation                             100%                        New York
Phelps Dodge Sierrita, Inc.                                   100%                        Delaware


                                  SUBSIDIARIES
                  (OTHER THAN PRINCIPAL DOMESTIC SUBSIDIARIES)

                                                                                       PERCENTAGE OF VOTING STOCK
                                                                                        HELD BY BORROWER AND ITS
                                                                                          ASSOCIATED COMPANIES
                                        NAME
AAV Corporation                                                                                  100.00%
Aislamientos Plasticos, C.A. (PLASTICA)                                                          100.00%
Ajo Improvement Company                                                                          100.00%
Alambres y Cables de Panama, S.A. (ALCAP)                                                         78.08%
Alambres y Cables Venezolanos, C.A. (ALCAVE)                                                      89.96%
ALCAP Commercial, S.A. (ALCOMER)                                                                 100.00%
Alcave Trading                                                                                   100.00%
Alcoa Fios e Cabos Electricos S.A.                                                                60.00%
Amax Arizona, Inc.                                                                               100.00%
Amax Canada Development Limited                                                                  100.00%
Amax de Chile, Inc.                                                                              100.00%
Amax Energy Inc.                                                                                 100.00%
Amax Exploration (Ireland), Inc.                                                                 100.00%
Amax Exploration, Inc.                                                                           100.00%
Amax Investment (France), Inc.                                                                   100.00%
Amax Metals Recovery, Inc.                                                                       100.00%
Amax Nickel Overseas Ventures, Inc.                                                              100.00%
Amax Realty Development, Inc.                                                                    100.00%

Amax Research & Development, Inc.                                                                100.00%
Amax Specialty Coppers Corporation                                                               100.00%
Amax Specialty Metals (Canada) Limited                                                           100.00%
Amax Specialty Metals (Driver), Inc.                                                             100.00%
Amax Zinc (Newfoundland) Limited                                                                 100.00%
American Metal Climax, Inc.                                                                      100.00%
Ametalco (Toronto) Limited                                                                       100.00%
Ametalco (Vancouver) Limited                                                                     100.00%
Ametalco Limited                                                                                 100.00%
Ametalco, Inc.                                                                                   100.00%
Arizona Community Investment Corporation                                                         100.00%
Ashfork Mines Limited                                                                            100.00%
Aurex International (Barbados) Ltd.                                                              100.00%
Bisbee Queen Mining Company                                                                       65.90%
Blackwell Zinc Company, Inc.                                                                     100.00%
Busa Mining Co., Inc.                                                                            100.00%
Byner Cattle Company                                                                             100.00%
Cables Electricos Ecuatorianos, C.A. (CABLEC)                                                     67.10%
Cahosa, S.A.   (Panama)                                                                           78.08%
CAM Receivables Corporation                                                                      100.00%
Canapian Mining Co., Inc.                                                                        100.00%
Capital Gestao de Negocios Ltda.                                                                 100.00%
Cates Douglas Corporation                                                                        100.00%
Chino Mines Company                                                                               66.67%
CIS Venture Kazakstan, L.L.C.                                                                     60.00%
CIS Venture Kyrgystan, L.L.C.                                                                     60.00%
Climax Canada Ltd.                                                                               100.00%
Climax Molybdenum B.V.                                                                           100.00%
Climax Molybdenum GmbH                                                                           100.00%
Climax Molybdenum Marketing Corporation                                                          100.00%
Climax Molybdenum S.R.L.                                                                         100.00%
Climax Molybdenum U.K. Limited                                                                   100.00%
Cobre Cerrillos S.A.  (COCESA)                                                                    65.86%
Cobre del Mayo, S.A. de C.V.                                                                      70.00%
Cobre Mining Company                                                                             100.00%
Cocesa Ingenieria y Construccion, S.A. (COCETEL)                                                 100.00%
Cocetel del Plata, S.A.  (Argentina)                                                              95.00%
Cocetel El Salvador                                                                              100.00%
Cocetel Ingenieria y Construccion, C.A.  (Venezuela)                                             100.00%
Columbian Carbon Deutschland G.M.B.H.                                                             90.00%
Columbian Carbon Europa S.R.L.                                                                   100.00%
Columbian Carbon International (France) S.A.                                                     100.00%
Columbian Carbon Japan Ltd.                                                                       68.00%
Columbian Carbon Philippines, Inc.                                                                88.20%
Columbian Carbon Spain, S.A.                                                                     100.00%
Columbian Chemicals Brasil, S.A.                                                                 100.00%
Columbian Chemicals Canada, Ltd.                                                                 100.00%

Columbian Chemicals Europa, GMBH                                                                 100.00%
Columbian Chemicals Korea Co., Ltd.                                                               85.00%
Columbian Holding Company                                                                         98.00%
Columbian International Chemicals Corporation (CICC)                                             100.00%
Columbian International Trading Company                                                          100.00%
Columbian Technology Company                                                                     100.00%
Columbian Tiszai Carbon Ltd.                                                                      60.00%
Columbian (U.K.) Limited (CUKL)                                                                  100.00%
Compania Contractual Minera Candelaria                                                            80.00%
Compania Contractual Minera Ojos del Salado                                                      100.00%
Compania Mexicana de Exploracion Cyprus S.A. de C.V.                                             100.00%
CONDUCEN, S.A.                                                                                    73.42%
CONDUCOMER, S.A. (formerly INDELEC)                                                              100.00%
Conductores Electricos de Centro America, S.A.  (CONELCA)                                         72.39%
Conductores y Aluminio, C.A. (CONAL)                                                             100.00%
Copper Market, Inc.                                                                              100.00%
Corobong Mining Co., Inc.                                                                        100.00%
Cyprus Amax Australia Corporation                                                                100.00%
Cyprus Amax Chile Holdings, Inc.                                                                 100.00%
Cyprus Amax China Corporation                                                                    100.00%
Cyprus Amax del Peru Corporation                                                                 100.00%
Cyprus Amax Finance Chile Corporation                                                            100.00%
Cyprus Amax Finance Corporation                                                                  100.00%
Cyprus Amax Indonesia Corporation                                                                100.00%
Cyprus Amax Kansanshi Holdings Limited                                                           100.00%
Cyprus Amax Leasing Corporation                                                                  100.00%
Cyprus Amax Minerals Company  (CAMC)                                                             100.00%
Cyprus Amax Minerals Japan Corporation                                                           100.00%
Cyprus Amax Philippines Corporation                                                              100.00%
Cyprus Amax PNG Holdings, Inc.                                                                   100.00%
Cyprus Amax Zambia Corporation                                                                   100.00%
Cyprus Amax Zimbabwe Corporation                                                                 100.00%
Cyprus Canada Inc.                                                                               100.00%
Cyprus Climax Metals Company  (CCMC)                                                             100.00%
Cyprus Copper Marketing Corporation                                                              100.00%
Cyprus Copperstone Gold Corporation                                                              100.00%
Cyprus El Abra Corporation                                                                       100.00%
Cyprus El Abra Minera Limitada                                                                   100.00%
Cyprus Exploration and Development Corporation                                                   100.00%
Cyprus Gold Company                                                                              100.00%
Cyprus Gold Exploration Corporation                                                              100.00%
Cyprus Metals Company                                                                            100.00%
Cyprus Metals Exploration Corporation                                                            100.00%
Cyprus Meullaboho Coal Mining Limited                                                            100.00%
Cyprus Mexico Corporation                                                                        100.00%
Cyprus Minera de Chile, Inc.                                                                     100.00%
Cyprus Minera de Panama, S.A.                                                                    100.00%

Cyprus Mines Corporation                                                                         100.00%
Cyprus Pima Mining Company                                                                        75.01%
Cyprus Pinos Altos Corporation                                                                   100.00%
Cyprus Speciality Metals Company                                                                 100.00%
Cyprus Tohono Corporation                                                                        100.00%
Cyprus Tonopah Mining Corporation                                                                100.00%
Cyprus Zinc Corporation                                                                          100.00%
Daguma Mining Co., Inc.                                                                          100.00%
Dodge & James Insurance Company, Ltd.                                                            100.00%
Dulugan Mining Co., Inc.                                                                         100.00%
Dumulag Mining Co., Inc.                                                                         100.00%
Electroconductores de Honduras, S.A. de C.V. (ECOHSA)                                             60.00%
Ferragudo Mining of Portugal, L.L.C.                                                              70.00%
Geomining L.L.C.                                                                                  51.00%
Grasshopper, L.L.C.                                                                               60.00%
Habirshaw Cable and Wire Corporation                                                             100.00%
Industria de Conductores Electricos, C.A. (ICONEL)                                               100.00%
Inversiones de Cobre Chile Co., S.A.                                                             100.00%
Iponan Mining Co., Inc.                                                                          100.00%
Isulan Mining Co., Inc.                                                                          100.00%
James Douglas Insurance Company, Ltd.                                                            100.00%
Kidapawan Mining Co., Inc.                                                                       100.00%
Kumakata Mining Co., Inc.                                                                        100.00%
Kyruso Mining Co., Inc.                                                                          100.00%
Lambunao Mining Co., Inc.                                                                        100.00%
Las Quintas Serenas Water Co.                                                                     59.00%
Lumintao Mining Co., Inc.                                                                        100.00%
Macote Mining Co., Inc.                                                                          100.00%
Makilala Mining Co., Inc.                                                                        100.00%
Malampay Mining Co., Inc.                                                                        100.00%
Malibato Mining Co., Inc.                                                                        100.00%
Mambalili Mining Co., Inc.                                                                       100.00%
Mambusao Mining Co., Inc.                                                                        100.00%
Metal Fabricators of Zambia Limited (ZAMEFA)                                                      51.00%
Metallic Ventures, Inc.                                                                          100.00%
Minera Aurex (Chile) Limitada                                                                     99.00%
Minera Cobre Chile Co., S.A.                                                                     100.00%
Minera Cobre Chile Limitada                                                                       99.00%
Minera Cuicuilco S.A. de C.V.                                                                    100.00%
Minera Cyprus Amax Chile Limitada                                                                100.00%
Minera Cyprus Antacori Corporation                                                               100.00%
Minera Cyprus Chile Limitada                                                                     100.00%
Minera La Mesa, S.A. de C.V.                                                                     100.00%
Minera Las Clauditas, S.A.                                                                        85.00%
Minera Las Trancas, S.A. de C.V.                                                                 100.00%
Minera Papago, S.A. de C.V.                                                                      100.00%
Minera Phelps Dodge del Peru S.A.                                                                100.00%

Minera Phelps Dodge Mexico, S de RL de CV                                                        100.00%
Mineracao Serra do Sossego S.A.                                                                   50.00%
Missouri Lead Smelting Company                                                                   100.00%
Mt. Emmons Mining Company                                                                        100.00%
Norala Mining Co., Inc.                                                                          100.00%
North-West Minerals (Zambia) Ltd.                                                                100.00%
Oclaves Limited                                                                                  100.00%
Pacific Western Land Company                                                                     100.00%
Palimbang Mining Co., Inc.                                                                       100.00%
PD Candelaria, Inc.                                                                              100.00%
PD Cobre del Mayo, Inc.                                                                          100.00%
PD Cobre, Inc.                                                                                   100.00%
PD Colombia S.A.                                                                                 100.00%
PD Explorations, Inc.                                                                            100.00%
PD Indonesia Corporation                                                                         100.00%
PD Las Bambas Corporation                                                                        100.00%
PD Ojos del Salado, Inc.                                                                         100.00%
PD Peru, Inc.                                                                                    100.00%
PD Rus, LLC                                                                                      100.00%
PD Russia, Inc.                                                                                   99.00%
PDEP Inc.                                                                                        100.00%
Phelps Dodge Africa Cable Corporation (PDACC)                                                    100.00%
Phelps Dodge Ajo, Inc.                                                                           100.00%
Phelps Dodge Australasia, Inc.                                                                   100.00%
Phelps Dodge Bagdad, Inc.                                                                        100.00%
Phelps Dodge Chicago Rod, Inc.                                                                   100.00%
Phelps Dodge Corporation of Canada, Limited                                                      100.00%
Phelps Dodge Development Corporation                                                             100.00%
Phelps Dodge do Brasil Mineracao Ltda                                                             99.99%
Phelps Dodge Dublin, Inc.                                                                        100.00%
Phelps Dodge Energy Services, LLC                                                                100.00%
Phelps Dodge Enfield Corporation                                                                 100.00%
Phelps Dodge Espanola Co.                                                                        100.00%
Phelps Dodge Exploracion Mexico, S.A. de C.V.                                                    100.00%
Phelps Dodge Exploration Corporation                                                             100.00%
Phelps Dodge Exploration East, Inc.                                                              100.00%
Phelps Dodge Exploration India Private Limited                                                   100.00%
Phelps Dodge Foundation                                                                              --
Phelps Dodge Hidalgo, Inc.                                                                       100.00%
Phelps Dodge High Performance Conductors Japan Co., Ltd.                                         100.00%
Phelps Dodge High Performance Conductors of NJ, Inc.                                             100.00%
Phelps Dodge High Performance Conductors of SC & GA, Inc.                                        100.00%
Phelps Dodge Holdings Mexico, S.A. de C.V.                                                       100.00%
Phelps Dodge International Corporation                                                           100.00%
Phelps Dodge Madagascar S.A.R.L.                                                                  99.00%
Phelps Dodge Magnet Wire (Austria) GmbH                                                          100.00%
Phelps Dodge Magnet Wire de Mexico, SA de CV                                                      99.00%

Phelps Dodge Mercantile Company                                                                  100.00%
Phelps Dodge Mining (Zambia) Limited                                                             100.00%
Phelps Dodge Mining Services, Inc.                                                               100.00%
Phelps Dodge Molybdenum Corporation                                                              100.00%
Phelps Dodge of Africa, Ltd.                                                                     100.00%
Phelps Dodge Overseas Capital Corporation                                                        100.00%
Phelps Dodge Overseas Marketing Corporation                                                      100.00%
Phelps Dodge Safford, Inc.                                                                       100.00%
Phelps Dodge Sales Company, Incorporated                                                         100.00%
Phelps Dodge Thailand Limited                                                                     75.47%
Phelps Dodge Tyrone, Inc.                                                                        100.00%
Phelps Dodge Wire & Cable Trading Company de Mexico, SA de CV                                     99.00%
Phelps Dodge Wire and Cable Holding de Mexico SA de CV                                            99.00%
Phelps Dodge Yantai China Holdings Inc.                                                           66.67%
Philippine Carbon Black Distribution Company, Inc.                                               100.00%
Pietersburg Iron Company (Proprietary) Limited                                                    50.00%
Pollac Mining Co., Inc.                                                                          100.00%
Proper Equipment Co.                                                                              80.00%
Pt Cyprus Amax Indonesia                                                                         100.00%
PT Kutaraja Tembaga Raya                                                                          55.00%
Representaciones de Industrias Venezolanas, C.A. (REDIVENCA)                                     100.00%
Rio Blanco Exploration, LLC                                                                       50.00%
Sabang Mining Co., Inc.                                                                          100.00%
Savanna Development Co., Ltd.                                                                    100.00%
Servicios Cyprus, S.A. de C.V.                                                                   100.00%
Servicios Phelps Dodge Mexico, S.A. de C.V.                                                      100.00%
Sevalco (Trustee) Ltd.                                                                           100.00%
Sevalco Limited                                                                                  100.00%
Silver Springs Ranch, Inc.                                                                       100.00%
Sociedad Contractual Minera El Abra                                                               51.00%
Sociedad Minera Cerro Verde S.A.                                                                  82.49%
Sofia Mineral Ltd.  (Somin) (partnership)                                                         50.00%
Soner, Inc.                                                                                      100.00%
T.I.E. (Trading Import Export)                                                                   100.00%
Tambali Mining Co., Inc.                                                                         100.00%
The Morenci Water & Electric Company                                                             100.00%
Tien Shen Minerals                                                                                50.00%
Tucson, Cornelia and Gila Bend Railroad Co.                                                      100.00%
United States Metals Refining Company                                                            100.00%
Warren Company                                                                                   100.00%
Western Nuclear Australia Limited                                                                100.00%
Western Nuclear, Inc.                                                                            100.00%

                   SCHEDULE III - ENVIRONMENTAL REPRESENTATION


                                      None

                            SCHEDULE IV - LITIGATION


                  1. In re the General Adjudication of All Rights to Use Water in the Little Colorado River System and Source, No. 6417 (Superior Court of Arizona, Apache County) (water rights litigation).

                  2. In re the General Adjudication of All Rights to Use Water in the Gila River System and Source, Nos. W-1 (Salt River), W-2 (Verde River), W-3 (Gila River) and W-4 (San Pedro River) (Superior Court of Arizona, Maricopa County) (water rights litigation).

                  3. United States v. Gila Valley Irrigation District, et al., and Globe Equity No. 59 (D. Ariz.) (water rights litigation).

                  4. Prior to January 1, 1983, various Indian tribes filed several suits in the U.S. District Court for the District of Arizona claiming prior and paramount rights to use waters which are presently being used by many water users, including Phelps Dodge Corporation, and claiming damages for prior use in derogation of their allegedly paramount rights. These federal proceedings have been stayed pending state court adjudication.

                  5. United States, et al. v. City of Tucson, et al., No. CIV 75-39 (D. Ariz.) (water rights litigation).

                  6. In 1999, the Pinal Creek Group, comprising Cyprus Miami Mining Corporation (a wholly owned subsidiary of the Company) and other companies, continued remediation and assessment of groundwater quality in the shallow alluvial aquifers along Pinal Creek near Miami, Arizona. The removal, remediation and assessment work is being conducted in accordance with the requirements of the Arizona Department of Environmental Quality's Water Quality Assurance Revolving Fund program. In addition, the remedial and removal action is consistent with the National Contingency Plan prepared by the EPA as required by CERCLA.

         In November 1997, Cyprus Miami, as a member of the Pinal Creek Group, joined with the State of Arizona in seeking approval of the District Court for entry of a Consent Decree resolving all matters related to an enforcement action contemplated by the State of Arizona with respect to the groundwater matter. On August 13, 1998, the court approved the Decree that committed Cyprus Miami and the other Pinal Creek Group members to complete the remediation work outlined in the remedial action plan that was submitted to the State in May 1997. Approximately $143 million remained in the Company's Pinal Creek remediation reserve at December 31, 1999. Cyprus Miami has commenced contribution litigation against other parties involved in this matter and has asserted claims against certain of its past insurance carriers. While significant recoveries are expected, the Company cannot reasonably estimate the amount and, therefore, has not taken potential recoveries into consideration in the recorded reserve.